UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 25, 2008

GENEREX BIOTECHNOLOGY CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-25169	98-0178636
(State or Other	(Commission	(IRS Employer
Jurisdiction of	File Number)	Identification
Incorporation)	Number)

33 Harbour Square, Suite 202, Toronto, Ontario Canada	M5J 2G2
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (416) 364-2551

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On August 25, 2008, Generex Biotechnology Corporation (the “Company”) is issuing a press release to announce that it has entered into a product licensing and distribution agreement with Dong Sung Pharm Co. Ltd. (“Dong-Sung”) for the importation, marketing, distribution and sale of Generex Oral-lyn™, the Company’s proprietary oral insulin spray product, in South Korea. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference. Under the seven-year agreement, Dong-Sung will have an exclusive license and will pay the Company a USD$500,000 non-refundable license fee upon execution and a USD$500,000 non-refundable license fee at such time as governmental approval for the importation, marketing, distribution and sale of the product in South Korea is obtained. Under the agreement, the Company is responsible for procuring such governmental approval. In addition, when it places its first purchase order, Dong-Sung will pay the Company a pre-payment in the amount of USD$500,000, which will be applied against product purchase orders.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Press Release issued by Generex Biotechnology Corporation dated August 25, 2008

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENEREX BIOTECHNOLOGY CORPORATION

Dated: August 25, 2008	By:	/s/ Rose C. Perri
Chief Operating Officer and Chief Financial Officer (principal financial officer)

EXHIBIT INDEX

99.1	Press Release issued by Generex Biotechnology Corporation dated August 25, 2008